Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

REMUNERATED PRIVATE INVESTMENT AGREEMENT

In Madrid, Spain on March 4th, 2026.

PARTIES

On the one hand

Mr. Rafael Jesús Contreras Chamorro with ID NUM. [***], acting in the name and on behalf of the company NOMADAR CORP, with TAX ID EIN: 99-3383359, domiciled for these purposes in United States, in the State of Texas is 5015 Hwy 59 N, Marshall, 75670.

And, on the other hand

[***], of legal age, of Mexican nationality, domiciled for these purposes in Madrid, and holding Mexican passport no. [***] and Spanish NATIONAL ID FOR FOREIGNERS (NIE) [***]. He acts in his own name and right, hereinafter referred to as the Entrepreneur, and, at the same time, in his capacity as sole shareholder and sole administrator of the Spanish company MAKE MARK LLC., with TAX ID (EIN) number [***], and domiciled at [***], (hereinafter referred to as “the Depositary”) and of the Mexican company MAKE A MARK EVENTS SRL, duly incorporated and registered in the Mexican Mercantile Registry with electronic mercantile folio no. [***], with federal taxpayer registration number [***], domiciled at [***] (hereinafter, referred to as “the Company”), which is a company part of the [***], wholly owned by the Entrepreneur. All of them are jointly referred to as “the Parties”.

The Parties acknowledge having sufficient legal capacity to contract and undertake obligations.

RECITALS

I.- That the Company’s purpose is the management and commercialization of advertising spaces and events in American media and it is fully responsible for the management of investments in the media.

II. That the Company has service contracts with its top-tier clients and is willing to assign to third parties [***] percent ([***]%) of the investment required for the execution of the client contract portfolio, with the objective of continuing to grow, for which it is willing to open its high-yield business portfolio to third parties through an investment instrument, [***].

III.- That the Depositary is a Spanish company under the exclusive corporate control of the same partner who is the exclusive owner of the share capital of the Company and the [***].

IV.- That the Parties have agreed to formalize this remunerated private investment agreement, by which the Investor shall deliver to the Company the amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to obtain an agreed remuneration, according to the covenants and conditions established in the following

CLAUSES

FIRST.- PURPOSE. The purpose of this contract is to regulate the Investor’s remunerated private investment, by means of a fixed interest rate, in the Company’s service contracts with its clients.

The Investor undertakes, upon signing this contract, to deliver the agreed investment amount of 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), to the Depositary. The Depositary shall remit and certify to the Investor the full investment amount’s remittance to the Company, to finance the costs of providing the services under the contract with the client [***]according to the purchase order attached as Annex 1. The Company, the Depositary, and the Entrepreneur are jointly and severally liable to reimburse said amount under the terms and conditions set forth in the following clauses.

The Company shall periodically inform and, in any case, within 24 hours, at the Investor’s request, about the progress of the service provision and the investment, assigning a Company manager for such monitoring and information, who is identified in Annex 1. The Entrepreneur and the Company’s Finance Director shall be fully available to the Investor to supplement any information in any case.

SECOND.- DELIVERY. The Investor undertakes to deliver the investment amount, by bank transfer, to the Make Mark LLC’s [***] Bank account [***] owned by the Depositary, which shall take place at the time of signing this Agreement.

THIRD.- INTEREST. The granted investment shall accrue interest in favor of the Investor, which shall be calculated and paid by the Company as follows:

3.1.- Interest Period. The interest period is monthly, quarterly, or semi-annually, depending on the case.

3.2.- Interest Rate. The interest for 30 days is 2,7% (TWO POINT SEVEN percent) of the investment amount.

3.3.- Accrual and Payment of Interest. Accrual occurs every [***] days ([***] days) from the effective deposit of the investment amount into the account designated in Clause SECOND, without prejudice to the possibility of accumulation.

The Investor, should they wish to accumulate said accrual, must notify [***] days prior to the corresponding accrual for restitution purposes.

FOURTH.- DURATION. The duration of the investment regulated by this contract is 30 days, renewable for the same period up to a maximum of one year. The Company shall provide continuous information on the progress of the service provision and the evolution of the investment.

In case of investment renewal, the restitution of the investment shall occur upon the expiration of the renewal term, and that of the interest, at the Investor’s option, monthly, every [***] months, or every [***] months, as applicable, from the date of this contract or upon the expiration of the investment renewal term.

FIFTH.- RESTITUTION. The Depositary shall return, by bank transfer to the Investor’s account [***] ([***] Bank), the investment amount, plus the agreed interest, totaling 500.000,00 $ (FIVE HUNDRED THOUSAND AMERICAN DOLLARS), plus 2,7% every 30 days, unless extended by written agreement of the Parties, in accordance with what was agreed in Clauses Fourth and Third 3.3.

SIXTH.- FULL GUARANTEE. The investment and its restitution, with the agreed interest, are fully guaranteed by the pledging of the Company’s contracts with its clients for an amount corresponding to the invested volume, as per Annex 1.

Furthermore, the Company, the Depositary, and the Entrepreneur jointly and severally guarantee the fulfillment of this contract and all its obligations, including especially those of restitution and payment of the agreed interest on time, [***].

SEVENTH.- EXPENSES AND TAXES. [***].

EIGHTH.- DATA PROTECTION AND CONFIDENTIALITY. The Parties are subject to Spanish data protection legislation. Neither Party shall inform, disclose, or publish this contract to third parties unless there is an express agreement between the Parties to that effect or a final express resolution from a competent judicial or administrative authority.

NINTH.- APPLICABLE LAW AND JURISDICTION. With express waiver of any other jurisdiction that might otherwise correspond to them, for any dispute that may arise from the existence, validity, nullity, fulfillment, execution, or interpretation of this contract, the Parties expressly submit to the jurisdiction and competence of the Courts of the city of Madrid (Spain), with this contract being subject to Spanish law.

And, in witness thereof, the Parties sign this Agreement, in duplicate and with a single effect, in In Madrid, Spain on March 4th, 2026.

Signed: Mr. Rafael Jesús Contreras Chamorro, acting in the name and on behalf of the company NOMADAR CORP.

/s/ Rafael Jesús Contreras Chamorro

March 10, 2026

Signed: Make a Mark SRL

/s/ Make a Mark SRL

March 10, 2026

ANNEX 1

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